   As filed with the Securities and Exchange Commission on February 26, 2002
                                                     Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                   Form S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                                AutoZone, Inc.
            (Exact name of registrant as specified in its charter)
                               -----------------
                       Nevada                  62-1482048
                   (State or other          (I.R.S. Employer
                    jurisdiction             Identification)
                 of incorporation or
                    organization)
                            123 South Front Street
                           Memphis, Tennessee 38103
                                (901) 495-6500
(Address of principal executive offices, including zip code, and phone number, including area code)
                               -----------------
                              Harry L. Goldsmith
                Secretary/Senior Vice President/General Counsel
                            123 South Front Street
                           Memphis, Tennessee 38103
                                (901) 495-6500
 (Name, address, including zip code, telephone number, including area code, of
                              Agent for service)
                               -----------------
                                  Copies to:
                  Gary Olson, Esq.         David A. Katz, Esq.
                  Latham & Watkins      Wachtell, Lipton, Rosen &
               633 West Fifth Street,             Katz
                     Suite 4000            51 West 52nd Street
                Los Angeles, CA 90071   New York, New York 10019
                   (213) 485-1234            (212) 403-1000
                               -----------------
   Approximate Date Of Commencement Of Proposed Sale To The Public:   From time
to time after this registration statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the same prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                                     Proposed maximum
  Title of each class of securities    Amount to be      aggregate        Amount of
          to be registered             registered(1) offering price(2) registration fee
---------------------------------------------------------------------------------------
Common Stock, par value $.01 per share  15,000,000     $994,500,000        $91,494
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted to cover the additional shares of common stock in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is $66.30, the average of the high and low prices of common stock of AutoZone, Inc. on the New York Stock Exchange, Inc. Composite Transactions Tape on February 19, 2002.
                               -----------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED February 26, 2002

                                AutoZone, Inc.

                                  15,000,000
                            shares of Common Stock

                               -----------------

   The stockholders of AutoZone, Inc. listed in this prospectus are offering and selling 15,000,000 shares of our common stock under this prospectus. We will not receive any of the proceeds from the sale of the shares covered by this prospectus.

   Our common stock is listed on the New York Stock Exchange under the ticker symbol "AZO." On February 25, 2002, the closing sales price on the New York Stock Exchange Composite Tape of our common stock was $69.90.

                               -----------------

   This investment involves a degree of risk. See "Risk Factors" beginning on page 1.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------

              The date of this prospectus is              , 2002.

                               TABLE OF CONTENTS

             About AutoZone................................... 1
             Recent Developments.............................. 1
             Risk Factors..................................... 1
             Use of Proceeds.................................. 3
             Selling Stockholders............................. 3
             Plan of Distribution............................. 4
             Legal Matters.................................... 5
             Experts.......................................... 6
             Where You Can Find More Information.............. 6
             Special Note Regarding Forward-Looking Statements 6
             Incorporation of Certain Documents by Reference.. 6

                               -----------------

   You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                                ABOUT AUTOZONE

   We are the nation's leading specialty retailer of automotive parts and accessories, with most of our sales to do-it-yourself ("DIY") customers. We began operations in 1979 and at November 17, 2001, operated 2,999 auto parts stores in the United States and 22 in Mexico. Each auto parts store carries an extensive product line for cars, vans and light trucks, including new and re-manufactured automotive hard parts, maintenance items and accessories. We also have a commercial sales program in the United States that provides commercial credit and prompt delivery of parts and other products to local repair garages, dealers and service stations. We do not sell tires nor do we perform automotive repair or installation.

   In addition, we sell automotive diagnostic and repair information software through our ALLDATA subsidiary and diagnostic and repair information through alldatadiy.com.

   We are dedicated to providing customers with superior service, value and quality automotive parts and products at conveniently located, well-designed stores. We have implemented this strategy primarily through knowledgeable and motivated store personnel trained to emphasize prompt and courteous customer service, through an everyday low price policy and by maintaining an extensive product line with an emphasis on automotive hard parts. Our stores are generally situated in high-visibility locations and provide a distinctive merchandise presentation in an attractive store environment.

   Our executive offices are located at 123 South Front Street, Memphis, Tennessee 38103, and our telephone number is (901) 495-6500. AutoZone is a Nevada corporation.

                              RECENT DEVELOPMENTS

   On December 19, 2001, we completed the sale of substantially all of the assets of our heavy duty truck parts subsidiary, TruckPro, Inc., to an investment group, which includes affiliates of Paratus Capital.

                                 RISK FACTORS

   An investment in our common stock involves a degree of risk. You should carefully consider the risks and uncertainties described below and other information contained in this prospectus before you decide whether to invest in our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and liquidity could be materially adversely affected. This may cause the trading price of our common stock to decline after this offering, and you may lose part or all of your investment.

We may not be able to increase sales by the same historic growth rates.

   We have significantly increased our domestic store count in the past five fiscal years, growing from 1,143 stores at August 25, 1996, to 3,019 stores at August 25, 2001, an average store count increase per year of 16%. We do not plan to continue our store count growth rate at the historic pace. In addition, a portion of our total sales increases each year results from increases in sales at existing stores. We cannot provide any assurance that we can continue to increase same store sales as our stores mature in their markets.

We have an ever-increasing need for qualified employees.

   In fiscal year 2001, our consolidated employee count increased from approximately 43,200 at the beginning of the year to about 44,600, a 3% increase in the year. We do not know if we can continue to hire and retain qualified employees at current wage rates.

If demand for our products slows, then our business may be materially affected.

   Demand for products sold by our stores depends on many factors. In the short term, it may depend upon:

    . the weather, as vehicle maintenance may be deferred during periods of inclement weather. However, as AutoZone stores are geographically disbursed, isolated instances of inclement weather will generally not have a material effect upon our aggregate sales.

    . the economy, as during periods of good economic conditions, more of our do-it-yourself customers may pay others to repair and maintain their cars instead of working on their own vehicles, or they may purchase new vehicles. This factor is tempered by our commercial parts sales program that sells parts to installers. In periods of declining economic conditions, both do-it-yourself and do-it-for-me customers may defer vehicle maintenance or repair.

   For the long term, demand for our products may depend upon the quality of the vehicles manufactured by the original vehicle manufacturers and the length of the warranty offered on new vehicles.

If we cannot profitably increase market share in the commercial auto parts business, our sales growth may be limited.

   Although we are one of the five largest sellers of auto parts in the commercial "do-it-for-me" market, to increase commercial sales we must compete against automotive aftermarket jobbers and warehouse distributors, in addition to other auto parts retailers that have recently entered the commercial business. Some of these jobbers and warehouse distributors have been in business for substantially longer periods of time than we have, have developed long-term customer relationships and have larger available inventories. We can make no assurances that we can profitably develop new commercial customers or make available inventories required by commercial customers.

If we cannot profitably open and operate stores in international markets, our sales growth may be limited.

   We opened our first auto parts stores in Mexico during fiscal year 1999. Although we believe that great potential exists for auto parts stores in the fragmented international auto parts market, we have little experience opening or operating stores outside of the United States, and no assurances can be made that we can open additional stores in Mexico or stores in any other country in a timely or profitable manner.

   In addition, products sold in Mexico must be properly labeled for sale in accordance with Mexican law. If AutoZone cannot source products in Mexico, it must obtain products elsewhere and have them appropriately labeled for sale in Mexico. We can make no assurances that we can purchase goods of appropriate quality or in sufficient quantities in Mexico to sell in our stores, nor can we make any assurances that we can profitably obtain products outside of Mexico and have them relabeled in accordance with Mexican law.

If our vendors continue to consolidate, we may pay higher prices for our merchandise.

   Recently, several of our vendors have merged and others have announced plans to merge. Further vendor consolidation could limit the number of vendors from which we may purchase products and could materially affect the prices we pay for these products.

Consolidation among our competitors may negatively impact our business.

   Recently, several large auto parts chains have merged. We do not know what impact these mergers will have upon competition in the retail automotive aftermarket. If our merging competitors are able to achieve efficiencies in their mergers, then there may be greater competitive pressures in the markets in which they are strongest.

War, acts of terrorism, or the threat of either may negatively impact availability of merchandise and adversely impact our sales.

   In the event of war, acts of terrorism, or either are threatened, it may have a negative impact on our ability to obtain merchandise available for sale in our stores. Some of our merchandise is imported from other countries. If imported goods become difficult or impossible to bring into the United States, and if we cannot obtain such merchandise from other sources at similar costs, our sales and profit margins may be negatively affected. In addition, a significant amount of the merchandise sold in our Mexico stores is exported from the United States. If we cannot export this merchandise in a timely manner, sales in our Mexico stores may be adversely affected.

   In the event that commercial transportation is curtailed or substantially delayed, our business may be adversely impacted, as we may have difficulty shipping merchandise to our distribution centers and stores.

                                USE OF PROCEEDS

   We will not receive any proceeds from the sale of shares of the common stock by the selling stockholders. All proceeds from the sale of our common stock will be for the account of the selling stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" described below.

                             SELLING STOCKHOLDERS

  General

   This prospectus covers offers and sales from time to time by each selling stockholder of the common stock owned by such entity. The selling stockholders acquired their shares through open market transactions on the New York Stock Exchange. As a group, as of the date of this prospectus the selling stockholders own approximately 24% of the issued and outstanding shares of our common stock. If all shares are sold pursuant to this offering, the selling stockholders will own, as a group, approximately 10% of our issued and outstanding common stock.

   The selling stockholders under this prospectus are as follows:

   ESL Partners, L.P., a Delaware limited partnership
   ESL Limited, a Bermuda corporation
   ESL Institutional Partners, L.P., a Delaware limited partnership ESL Investors, L.L.C., a Delaware limited liability company
   Acres Partners, L.P., a Delaware limited partnership
   Marion Partners, L.P., a Delaware limited partnership
   Blue Macaw Partners, L.P., a Delaware limited partnership

  Certain Relationships with Selling Stockholders

   None of the selling stockholders in the Selling Stockholders Table below are executive officers or directors of AutoZone. Mr. Edward S. Lampert, a member of our Board of Directors, is the Chairman, Chief Executive Officer and director of the general partner of ESL Partners, L.P., the managing member of the investment manager of ESL Limited and the managing member of the general partner of ESL Institutional Partners, L.P. Mr. Lampert is not selling any shares he personally owns as a selling stockholder.

   On October 10, 2000, one of the selling stockholders, on behalf of itself and the other selling stockholders entered into a letter agreement with AutoZone. The letter agreement provides that to the extent the selling stockholders acquire additional shares of our common stock after October 20, 2000, and before April 1, 2004, the selling stockholders agree not to vote (or issue written consents with respect to) such shares prior to April 1, 2004, unless our Board of Directors otherwise permits.

  Selling Stockholders Table

   The following table sets forth, as of February 22, 2002, information with respect to the beneficial ownership of each selling stockholder before and after completion of the sale of the shares of our common stock to be sold by such selling stockholder under this prospectus. The information included in the table and under the caption "Selling Stockholders" has been furnished to us by the selling stockholders. The information in the table assumes that the selling stockholders do not sell any shares of our common stock other than under this prospectus.

Beneficial ownership has been determined based upon information provided to us, in accordance with the rules of the SEC.

                                   Number of                 Number of
                                    Shares                     Shares    Number of   Percent to
                                 Beneficially  Percent as of   Being    Shares Owned  be Owned
                                 Owned Before  February 22,  Registered  After this  After this
                                 this Offering     2002      for Resale   Offering    Offering
  Name of Selling Stockholder    ------------- ------------- ---------- ------------ ----------
ESL Partners, L.P...............  12,338,984       11.6      7,342,349   4,996,635      4.7
ESL Limited.....................   2,985,290        2.8      1,883,439   1,101,851      1.0
ESL Institutional Partners, L.P.     443,272         *         263,678     179,594       *
ESL Investors, L.L.C............   1,521,365        1.4        375,344   1,146,021      1.1
Acres Partners, L.P.............   7,526,599        7.0      4,422,000   3,104,599      2.9
Marion Partners, L.P............     224,840         *         224,840           0        0
Blue Macaw Partners, L. P.......     488,350         *         488,350           0        0

--------
* Less than 1%
   All shares shown in the above table are owned directly by the specified entity, and the holder thereof has sole voting and investment power with respect to such shares. However, pursuant to regulations promulgated under the Exchange Act, these entities are part of a group that may be deemed to beneficially own all shares owned by each member of the group. RBS Partners, L.P., the general partner of ESL Partners, L.P. and the manager of ESL Investors, L.L.C.; ESL Investment Management, LLC, the investment manager of ESL Limited; RBS Investment Management, LLC, the general partner of ESL Institutional Partners, L.P.; ESL Investments, Inc., the general partner of RBS Partners, L.P., Acres Partners, L.P., Marion Partners, L.P. and Blue Macaw Partners, L.P.; and Mr. Lampert, a controlling stockholder of ESL Investments, Inc. and the managing member of ESL Investment Management, LLC and RBS Investment Management, LLC, may be deemed indirect beneficial owners of the securities shown in the above table. RBS Partners, L.P., ESL Investment Management, LLC, RBS Investment Management, LLC, ESL Investments, Inc. and Mr. Lampert disclaim beneficial ownership of the shares shown in the above table (except for the shares allocated to the account of any general partner).

                             PLAN OF DISTRIBUTION

   The selling stockholders, their pledgees, donees, transferees or other successors-in-interest, may, from time to time, sell all or a portion of the shares of common stock covered by this prospectus in market transactions or privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

    . market transactions in accordance with the rules of the New York Stock Exchange or any other available markets or exchanges;

    . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

    . block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    . purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

    .  privately negotiated transactions;

    .  distributions to the partners and members of the selling stockholders;

    . redemptions or repurchases of interests owned by partners or members of the selling stockholders;

    .  a combination of any such methods of sale; and

    .  any other method permitted pursuant to applicable law.

   Subject to applicable law, from time to time the selling stockholders may engage in puts and calls and other transactions in securities of AutoZone or derivatives thereof and may sell and deliver the shares of common stock in connection therewith in settlement of securities loans. From time to time the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by the selling stockholders, the broker may offer and sell the pledged shares of common stock from time to time.

   In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell such shares of common stock from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

   The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

   In order to comply with certain states' securities laws, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied.

   We have advised the selling stockholders that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales of our shares offered by this prospectus.

                                 LEGAL MATTERS

   The validity of the shares of common stock offered hereby has been passed upon for us by our General Counsel, Harry L. Goldsmith, Esq. As of February 22, 2002, Mr. Goldsmith beneficially owned 140,478 shares of AutoZone common stock, including 126,666 shares that may be acquired upon exercise of stock options either immediately or within 60 days of February 22, 2002, and 1,400 shares held by trusts for which Mr. Goldsmith is a beneficiary.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended August 25, 2001, as set forth in their report, which is incorporated by reference in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York. Copies of this material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference rooms in New York, New York, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of this information may also be inspected at the reading room of the library of the National Association of Securities Dealers, Inc., 1734 K Street, N.W., Washington, D.C. 20006. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at "http://www.sec.gov."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   All statements included or incorporated by reference in this prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements (as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act). Such statements are typically characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward looking statements are subject to a number of risks and uncertainties, including those risks described in this prospectus under "Risk Factors," and elsewhere in, or incorporated by reference into, this prospectus, as well as other factors that our management has not yet identified. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements and such events could materially and adversely affect our business. Except as required by applicable law, we undertake no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders sell all the shares of common stock offered by this prospectus.

    .  our annual report on Form 10-K for the fiscal year ended August 25, 2001;

    . our current reports on Form 8-K, filed on December 5, 2001, and January 7, 2002; and

    . our quarterly report on Form 10-Q for the quarter ended November 17, 2001.

    . The description of our common stock contained in our Registration Statement on Form S-3 (No. 333-39715), filed on November 7, 1997, including any amendments or reports filed for the purpose of updating that description.

    . All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the shares offered by this prospectus.

   We have also filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act that registers the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and our common stock.

   We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

                                   Secretary
                                AutoZone, Inc.
                            123 South Front Street
                            Memphis, Tennessee 8103
                                (901) 495-6500

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholders will pay all of the costs identified below. Except for the SEC registration fee, all amounts are estimates.

                                                           Amount
                                                         to be Paid
                                                         ----------
             SEC Registration Fee.......................  $ 91,494
             Accountants' Fees and Expenses.............     6,500
             Legal Fees and Expenses....................    20,000
             Miscellaneous Expenses (including printing)     7,006
                                                          --------
                Total...................................  $125,000
                                                          ========

Item 15.  Indemnification of Directors and Officers.

   The Company's Restated Articles of Incorporation provide that a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada Revised Statutes Section
78.300. In addition, Nevada Revised Statutes Section 78.751 and Article III,
Section 13 of the Company's Second Amended and Restated Bylaws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees and agents against liabilities they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of the Company's Second Amended and Restated Bylaws.

   In general, any officer, director, employee or agent shall be indemnified against expenses including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on the behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interest. No indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

   Any indemnification under the previous paragraphs, unless ordered by a court or advanced as provided in the succeeding paragraph, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders, (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, (iii) if a majority vote of a quorum of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, or in defense of any claim, issue or matter therein, he must be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

   Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company as authorized by the Second Amended and Restated Bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

   The indemnification and advancement of expenses authorized in or ordered by a court as provided in the foregoing paragraphs, (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court as described in the third preceding paragraph or for advancement of expenses made as described in the next preceding paragraph, may not be made to or on behalf of any director of officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (ii) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. If a claim for indemnification or payment of expenses under Section 13 of the Second Amended and Restated Bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

   The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under provisions of Section 13 of the Second Amended and Restated Bylaws. The Board of Directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in
Section 13 of the Second Amended and Restated Bylaws.

   The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit
Number                                            Description
------                                            -----------
  4.1.. Letter Agreement, dated October 10, 2000 between AutoZone, Inc. and ESL Investments, Inc.
        (incorporated by reference to Exhibit 10.2 to the AutoZone Form 8-K, filed on October 13, 2000)
  5.1.. Form of Opinion of Harry L. Goldsmith regarding legality
 23.1.. Consent of Ernst & Young LLP
 24.1.. Power of Attorney (included on signature page)

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration amendment:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

      (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (including each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless its counsel advises it that the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of the 26th day of February, 2002.

                                          AUTOZONE, INC.

                                                        STEVE ODLAND
                                          By: _______________________________
                                                        Steve Odland
                                             Chairman, Chief Executive Officer,
                                                   President and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harry L. Goldsmith and Donald R. Rawlins, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

          Signature                       Title             Date
          ---------                       -----             ----

      /s/  STEVE ODLAND       Chairman, Chief Executive     February 26, 2002
-----------------------------   Officer, President and
        Steve Odland            Director
                                (Principal Executive
                                Officer)

  /s/  MICHAEL G. ARCHBOLD    Senior Vice President         February 26, 2002
-----------------------------   and Chief Financial Officer
     Michael G. Archbold        (Principal Financial
                                Officer)

 /s/  TRICIA K. GREENBERGER   Vice President and Controller February 26, 2002
-----------------------------   (Principal Accounting
    Tricia K. Greenberger       Officer)

    /s/  CHARLES M. ELSON     Director                      February 26, 2002
-----------------------------
      Charles M. Elson

     /s/  N. GERRY HOUSE      Director                      February 26, 2002
-----------------------------
       N. Gerry House

     /s/  J.R. HYDE, III      Director                      February 26, 2002
-----------------------------
       J.R. Hyde, III

          Signature                       Title                   Date
          ---------                       -----                   ----

    /s/  JAMES F. KEEGAN      Director                      February 26, 2002
_____________________________
       James F. Keegan

   /s/  EDWARD S. LAMPERT     Director
_____________________________
      Edward S. Lampert                                     February 26, 2002

   /s/  W. ANDREW MCKENNA     Director
_____________________________
      W. Andrew McKenna                                     February 26, 2002

  /s/  MICHAEL W. MICHELSON   Director
_____________________________
    Michael W. Michelson                                    February 26, 2002

_____________________________ Director
    Marsha Johnson Evans                                    February   , 2002

_____________________________ Director
     Earl G. Graves, Jr.                                    February   , 2002

                                AUTOZONE, INC.
                      REGISTRATION STATEMENT ON FORM S-3

                                 EXHIBIT INDEX

Exhibit
Number                                            Description
------                                            -----------
  4.1.. Letter Agreement, dated October 10, 2000 between AutoZone, Inc. and ESL Investments, Inc.
        (incorporated by reference to Exhibit 10.2 to the AutoZone Form 8-K, filed on October 13, 2000)
  5.1.. Form of Opinion of Harry L. Goldsmith regarding legality
 23.1.. Consent of Ernst & Young LLP
 24.1.. Power of Attorney (included on signature page)